Exhibit 77O
PACIFIC LIFE FUNDS
PL Comstock Fund
Report Pursuant to Rule 10f-3
Quarter Ending September 30, 2007

Comparable Securities
Securities Purchased(1)(2)(3)

(1)

Name of Issuer
Schering-Plough Corp
Warner Chilcott Ltd
Jazz Pharmaceuticals
(2)

Description of Security (name, coupon, maturity, subordination, common stock, etc.)
Common Stock

Common Stock

Common Stock

(3)

Date of Purchase

08/09/2007
N/A
N/A
(4)

Unit Price
$27.50
 $15.00
$18.00
(5)

Current Yield
N/A
N/A
N/A
(6)

Yield to Maturity
N/A
N/A
N/A
(7)

Principal Amount of Total Offering
$1,375,000,000
$1,059,000,000
$108,000,000
(8)

Underwriting Spread
$0.6875
$0.7125
$1.26

PACIFIC LIFE FUNDS
PL Comstock Fund
Report Pursuant to Rule 10f-3
Quarter Ending September 30, 2007

Comparable Securities
Securities Purchased(1)(2)(9)
Names of Underwriters (prospectus may be attached)
List AttachedList Attached List Attached

(10)
Years of Continuous Operation
At Least 3 Years
N/A
N/A
(11)
Dollar Amount of Purchase
$198,000
N/A
N/A
(12)
% of Offering Purchased by Fund
0.01%
N/A
N/A(13)
% of Offering Purchased by Associated Accounts
4.59%
N/A
N/A
(14)
Sum of (12) and (13)
4.60%
N/A
N/A(15)% of Fund Assets Applied to Purchase
0.136%
N/A
N/A
(16)
Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
Goldman Sachs
N/A
N/A
(17)
Is Fund Manager a Manager or Co-manager in Offering?
Yes (Morgan Stanley)
N/A
N/A
Van Kampen
Underwriters

Schering-Plough Corp

Goldman Sachs
Banc of America Securities
Bear Stearns
Citigroup Global Markets
Morgan Stanley
BNP Paribas Securities
JPMorgan
Credit Suisse
Daiwa Securities America
Santander Investment Securities
Utendahl Capital Partners
Williams Capital Group
Banca IMI SpA
BBVA Securities Inc


Warner Chilcott Ltd

Goldman Sachs
Credit Suisse
JPMorgan
Morgan Stanley
Deutsche Bank Securities
Bear Stearns
UBS Securities
Merrill Lynch
Wachovia Securities


Jazz Pharmaceuticals

Morgan Stanley
Lehman Brothers
Credit Suisse
Natexis Bleichroeder




PACIFIC LIFE FUNDS
PL Comstock Fund
Report Pursuant to Rule 10f-3
Quarter Ending September 30, 2007


Eligibility (check one):	?  registered public offering    ?
government security     ?  Eligible Municipal Security
                  ?   Eligible Foreign Offering    ?  Eligible
Rule 144A Offering
Check if the following conditions have been met (and discuss any exceptions):

?	The securities were purchased (1) prior to the end of the
first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

?	The securities were offered pursuant to an underwriting or
similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

?	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during a comparable period of time. If only one comparable security was reviewed for these purposes, we represent that we are not aware of any other comparable underwritings.

?	Except for Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

?	In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

?	Percentage of offering purchased by the Fund and other funds advised by the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class. Identify such other purchasers:

?	The Fund did not purchase the securities being offered
directly or indirectly from an Affiliated Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
?	the securities were sold in an Eligible Rule 144A Offering;
?	compliance with the first condition, above, regarding time
and price.
Attach copy of written statement for each box checked.

The Fund Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's
Rule 10f-3 Procedures.

Date: 08/28/2007		Signed:	/s/ Jay Warwick
		Name:	Jay Warwick
	Title:	Fund Manager



PACIFIC LIFE FUNDS
PL Real Estate Fund
Report Pursuant to Rule 10f-3
Quarter Ending September 30, 2007

Comparable SecuritiesSecurities Purchased(1)(2)(3)
(1)

Name of Issuer
Morgans Hotel Group Co

Home Inns & Hotels Management Inc
Allegiant Travel Co
(2)

Description of Security (name, coupon, maturity, subordination, common stock, etc.)

Common Stock

American Depositary Shares (ADS)

Common Stock


(3)

Date of Purchase

07/19/2007
N/A
N/A
(4)

Unit Price
$22.50
$34.27
$31.75
(5)

Current Yield
N/A
N/A
N/A
(6)

Yield to Maturity
N/A
N/A
N/A
(7)

Principal Amount of Total Offering
$274,743,900
$119,945,000
$125,412,500
(8)

Underwriting Spread
$0.9843
$1.422

$1.47


PACIFIC LIFE FUNDS
PL Real Estate Fund
Report Pursuant to Rule 10f-3
Quarter Ending September 30, 2007

Comparable Securities
Securities Purchased(1)(2)(3)(9)
Names of Underwriters (prospectus may be attached)
List Attached List Attached List Attached
(10)
Years of Continuous Operation
At Least 3 years
N/A
N/A
(11)
Dollar Amount of Purchase
  $126,000
N/A
N/A
(12)
% of Offering Purchased by Fund
    0.05%
N/A
N/A(13)
% of Offering Purchased by Associated Accounts
    10.22%
N/A
N/A
(14)
Sum of (12) and (13)
    10.27%
N/A
N/A(15)% of Fund Assets Applied to Purchase
     0.315%
N/A
N/A
(16)
Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
 Merrill Lynch

N/A
N/A
(17)
Is Fund Manager a Manager or Co-manager in Offering?
Yes (Morgan Stanley)
N/A
N/A

Van Kampen
Underwriters

Morgans Hotel Group Co

Merrill Lynch
Morgan Stanley
Citigroup Global Markets
CIBC World Markets
JMP Securities
Thomas Weisel Partners
Wachovia Capitals Markets


Home Inns & Hotels Management Inc

Credit Suisse
Merrill Lynch
CIBC World Markets


Allegiant Travel Co

Merrill Lynch
Bear Stearns
Raymond James








PACIFIC LIFE FUNDS
PL Real Estate Fund
Report Pursuant to Rule 10f-3
Quarter Ending September 30, 2007

Eligibility (check one):	?  registered public offering    ?
government security     ?  Eligible Municipal Security
                  ?  Eligible Foreign Offering    ?  Eligible Rule
144A Offering
Check if the following conditions have been met (and discuss any exceptions):
?	The securities were purchased (1) prior to the end of the
first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

?	The securities were offered pursuant to an underwriting or
similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.
?	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during a comparable period of time. If only one comparable security was reviewed for these purposes, we represent that we are not aware of any other comparable underwritings.
?	Except for Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).
?	In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.
?	Percentage of offering purchased by the Fund and other funds advised by the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class. Identify such other purchasers:
?	The Fund did not purchase the securities being offered
directly or indirectly from an Affiliated Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter. Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
?	the securities were sold in an Eligible Rule 144A Offering;
?	compliance with the first condition, above, regarding time
and price.
Attach copy of written statement for each box checked.
The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: 08/20/2007							Signed:	/s/
Theodore Bigman
                                    Name:	Theodore Bigman
								Title:    	Fund
Manager